@font-face { font-family: Tahoma; } @page Section1 {size: 8.5in 11.0in; margin: 1.0in 1.25in 1.0in 1.25in; } P.MsoNormal { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } LI.MsoNormal { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } DIV.MsoNormal { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } P.MsoHeader { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } LI.MsoHeader { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } DIV.MsoHeader { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } P.MsoFooter { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } LI.MsoFooter { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } DIV.MsoFooter { FONT-SIZE: 12pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman" } P { FONT-SIZE: 12pt; MARGIN-LEFT: 0in; MARGIN-RIGHT: 0in; FONT-FAMILY: "Times New Roman" } P.MsoAcetate { FONT-SIZE: 8pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: Tahoma } LI.MsoAcetate { FONT-SIZE: 8pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: Tahoma } DIV.MsoAcetate { FONT-SIZE: 8pt; MARGIN: 0in 0in 0pt; FONT-FAMILY: Tahoma } P.Body { FONT-SIZE: 11pt; MARGIN: 0in 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-ALIGN: justify } LI.Body { FONT-SIZE: 11pt; MARGIN: 0in 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-ALIGN: justify } DIV.Body { FONT-SIZE: 11pt; MARGIN: 0in 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-ALIGN: justify } P.Body2linesabove { FONT-SIZE: 11pt; MARGIN: 24pt 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-ALIGN: justify } LI.Body2linesabove { FONT-SIZE: 11pt; MARGIN: 24pt 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-ALIGN: justify } DIV.Body2linesabove { FONT-SIZE: 11pt; MARGIN: 24pt 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-ALIGN: justify } P.Body3linesabove { FONT-SIZE: 11pt; MARGIN: 0.5in 0in 0pt; FONT-FAMILY: "Times New Roman" } LI.Body3linesabove { FONT-SIZE: 11pt; MARGIN: 0.5in 0in 0pt; FONT-FAMILY: "Times New Roman" } DIV.Body3linesabove { FONT-SIZE: 11pt; MARGIN: 0.5in 0in 0pt; FONT-FAMILY: "Times New Roman" } P.InsideAddress { FONT-SIZE: 11pt; MARGIN: 60pt 0in 24pt; FONT-FAMILY: "Times New Roman" } LI.InsideAddress { FONT-SIZE: 11pt; MARGIN: 60pt 0in 24pt; FONT-FAMILY: "Times New Roman" } DIV.InsideAddress { FONT-SIZE: 11pt; MARGIN: 60pt 0in 24pt; FONT-FAMILY: "Times New Roman" } P.Subhead { FONT-WEIGHT: bold; FONT-SIZE: 11pt; MARGIN: 24pt 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-DECORATION: underline } LI.Subhead { FONT-WEIGHT: bold; FONT-SIZE: 11pt; MARGIN: 24pt 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-DECORATION: underline } DIV.Subhead { FONT-WEIGHT: bold; FONT-SIZE: 11pt; MARGIN: 24pt 0in 12pt; FONT-FAMILY: "Times New Roman"; TEXT-DECORATION: underline } DIV.Section1 { page: Section1 }

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
SM&R Investments, Inc.
League City, Texas

In planning and performing our audit of the financial statements of SM&R Alger Technology Fund, SM&R Alger Aggressive Growth Fund, SM&R Alger Small Cap Fund, SM&R Alger Growth Fund, SM&R Growth Fund, SM&R Equity Income Fund, SM&R Balanced Fund, SM&R Government Bond Fund, SM&R Tax Free Fund, SM&R Primary Fund and SM&R Money Market Fund (all the funds comprising the SM&R Investments, Inc., hereafter referred to as "the Funds"), as of and for the year ended August 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America.  Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Funds' assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the Funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected.  A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that material misstatement of the Funds' annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls for safeguarding securities, which we consider to be material weakness as of August 31, 2006.

This report is intended solely for the information and use of management and the Board of Directors of the Funds, and the Securities and Exchange Commission and is not intended to be, and should not be, used by anyone other than these specified parties.